Exhibit 99.1

Contact:	Gary Thompson - Media	Jennifer Chen - Investors
	Caesars Entertainment Corporation	Caesars Entertainment Corporation
	(702) 407-6529	(702) 407-6407
Caesars Entertainment Reports Financial Results for the First Quarter 2015
LAS VEGAS, May 6, 2015 - Caesars Entertainment Corporation (NASDAQ: CZR) today reported first quarter 2015 results as summarized in the discussion below, which highlights certain GAAP and non-GAAP financial measures on a consolidated basis.
“Our first quarter results were driven by strength in CIE’s social and mobile games business, contributions from new hospitality amenities and favorable hold. These factors, coupled with improved margins due to cost savings initiatives, drove improved Adjusted EBITDA performance across all segments of our business,” said Gary Loveman, Chairman, Chief Executive Officer and President of Caesars Entertainment Corporation. “While we are pleased with our first quarter performance, we are focused on driving further same-store revenue growth, effectively managing expenses and making critical hospitality investments to position the business for long-term growth.”

Caesars Entertainment Corporation is primarily a holding company with no independent operations of its own and operates the business through the following entities:

Caesars Entertainment Resort Properties, LLC (“CERP”). Owns and operates six casinos in the United States, along with The LINQ promenade, and owns Octavius Tower at Caesars Palace Las Vegas.

Caesars Growth Partners, LLC (“CGP LLC”). Owns and operates six casinos in the United States and, through its subsidiary Caesars Interactive Entertainment, Inc. (“CIE”), owns and operates (1) an online games business providing social and mobile games and (2) the World Series of Poker (“WSOP”) and regulated real-money online gaming.

Caesars Entertainment Operating Company, Inc. (“CEOC”). Owns and operates 19 casinos in the United States and nine internationally, most of which are located in England. Managed 15 casinos, which included the six CGP LLC casinos and nine casinos for unrelated third parties. Effective October 2014, substantially all our properties are managed by Caesars Enterprise Services, LLC (and the remaining properties will be transitioned upon regulatory approval).

Caesars Enterprise Services, LLC (“CES”). A joint venture by and among certain of CEC’s subsidiaries that manages certain enterprise assets and the other assets it owns, licenses or controls, and employs certain of the corresponding employees and other employees who provided services to CEC and our subsidiaries.

Effective January 15, 2015, Caesars Entertainment deconsolidated CEOC subsequent to its voluntarily filing for reorganization under Chapter 11 of the United States Bankruptcy Code. As such, all amounts presented in this earnings release exclude the operating results of CEOC subsequent to January 15, 2015. Prior period results have not been recasted to reflect the deconsolidation of CEOC.

Because CEOC operating results for 2015 are not comparable with 2014 as a result of CEOC’s deconsolidation, the analysis of our operating results in this release will include discussion of the components that remain in the consolidated CEC entity subsequent to the deconsolidation of CEOC. In the table below, “Continuing CEC” represents CERP, CGP Casinos, CIE, and associated parent company and elimination adjustments that represent the CEC structure as of March 31, 2015, and for subsequent periods.

Supplemental materials have been posted on the Caesars Entertainment Investor Relations website at http://investor.caesars.com/financials.cfm.

In the discussion in this release, the words “Company,” “Caesars,” “Caesars Entertainment,” “CEC,” “we,” and “our” refer to Caesars Entertainment Corporation and its consolidated entities, unless otherwise stated or the context requires otherwise.

Highlights

•
Net revenues for Continuing CEC increased 21.0% year-over-year to $1,095 million driven by strong performance at CIE; new openings, including Horseshoe Baltimore, The Cromwell and The LINQ promenade; growth in hospitality amenities in Las Vegas and favorable hold year-over-year.

•
Adjusted EBITDA for Continuing CEC grew 36.8% year-over-year to $301 million primarily due to cost savings and EBITDA enhancing initiatives, which led to strong flow through of top-line growth and favorable hold year-over-year.

•	CERP performance reflects improved gaming volumes in Atlantic City, favorable hold year-over-year in Las Vegas, and increased food and beverage margins.

•	CGP LLC results are attributable to strong organic growth in its social and mobile games business and the addition of Horseshoe Baltimore and The Cromwell.

Summary Financial Data

	Three Months Ended March 31,						Continuing CEC Change %
	2015			2014
(Dollars in millions, except per share data)	Continuing CEC (4)	CEOC (5) (Jan 1 - Jan 15)	Reported CEC	Continuing CEC (4)	CEOC (5) (Jan 1 - Mar 31)	Reported CEC
Casino revenues (1)	$549	$118	$667	$452	$856	$1,308	21.5%
Net revenues (1)	1,095	158	1,253	905	1,128	2,033	21.0%
Income from operations (1)	135	9	144	103	48	151	31.1%
Gain on deconsolidation of subsidiary	7,955	—	7,955	—	—	—	*
Income/(loss) from continuing operations, net of income taxes (1)	7,747	(78)	7,669	47	(353)	(306)	*
Loss from discontinued operations, net of income taxes	—	(7)	(7)	(1)	(76)	(77)	100.0%
Net income/(loss) attributable to Caesars	7,722	(85)	7,637	45	(431)	(386)	*
Basics earnings/(loss) per share	—	—	52.79	—	—	(2.82)	—
Diluted earnings/(loss) per share	—	—	52.01	—	—	(2.82)	—
Property EBITDA (2)	310	31	341	217	196	413	42.9%
Adjusted EBITDA (3)	301	34	335	220	203	423	36.8%
____________________
(1) - (5) See footnotes following Balance Sheet and Other Items later in this release.

First Quarter 2015 Financial Results
We view each casino property and CIE as operating segments and aggregated all such casino properties and CIE into four reportable segments based on management’s view of these properties. Segment results in this release are presented consistent with the way CEC management assesses these results, except that for financial reporting purposes our results exclude CEOC results subsequent to its deconsolidation. Segment results in this release are adjusted for the impact of certain transactions between reportable segments within Caesars Entertainment. Therefore, the results of certain reportable segments presented in this release differ from the financial statement information presented in their separate filings.

Segment Net Revenues

	Three Months Ended March 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014
CERP	$529	$492	7.5%
CGP Casinos (6)	390	292	33.5%
CIE (7)	177	124	42.2%
Other (8)	(1)	(3)	66.7%
Total Continuing CEC	1,095	905	21.0%
CEOC (9)	164	1,181	*
Other (8)	(6)	(53)	*
Total CEOC	158	1,128	*
Total Reported CEC	$1,253	$2,033	*
Segment Income/(Loss) from Operations

	Three Months Ended March 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014
CERP	$106	$60	76.7%
CGP Casinos (6)	164	(41)	*
CIE (7)	41	5	*
Other (8)	(176)	79	*
Total Continuing CEC	135	103	31.1%
CEOC (9)	9	48	*
Other (8)	—	—	*
Total CEOC	9	48	*
Total Reported CEC	$144	$151	*
Segment Adjusted EBITDA

	Three Months Ended March 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014
CERP	$162	$113	43.4%
CGP Casinos (6)	85	71	19.7%
CIE (7)	63	31	101.3%
Other (8)	(9)	5	*
Total Continuing CEC	301	220	36.8%
CEOC (9)	34	203	*
Other (8)	—	—	*
Total CEOC	34	203	*
Total Reported CEC	$335	$423	*

CERP

Net revenues for the first quarter of 2015 were $529 million, a 7.5% increase from the first quarter of 2014. Casino revenues were $283 million in the first quarter of 2015, a 6% increase from the first quarter of 2014 due to favorable hold year-over-year in Las Vegas and growth in volumes in Atlantic City. Room revenues rose 3% in the quarter to $129 million as an 8% increase in cash ADR offset a slight decrease in occupancy. Food and beverage revenues in the first quarter of 2015 were $132 million, up 2% from the first quarter of 2014 driven by the ramp up of new outlets.

Income from operations of $106 million was primarily attributable to a reduction in operating expenses associated with operational initiatives and increased marketing efficiencies. Additionally, The LINQ promenade, which is benefiting from the year-over-year impact of the High Roller opening at the end of first quarter of 2014, generated $7 million in adjusted EBITDA in the quarter. Favorable hold year-over-year contributed an additional $12 million in adjusted EBITDA.
CGP Casinos

Net revenues for the first quarter of 2015 were $390 million, a 33.5% increase from the first quarter of 2014 primarily due to the opening of The Cromwell and Horseshoe Baltimore in the second and third quarters of 2014, respectively. Casino revenues were $259 million in the first quarter of 2015, a 45% increase from the first quarter of 2014. Room revenue increased 7% in the quarter to $74 million as a result of new room product at The Cromwell and higher rates at Bally’s Las Vegas. These improvements were slightly offset by rooms that were offline and still being renovated at The LINQ Hotel & Casino. The remaining rooms are anticipated to come online in the second quarter of 2015. Food and beverage revenues were $68 million in the first quarter of 2015, up 20% from the first quarter of 2014, primarily from the opening of new outlets.

Income from operations of $164 million was primarily driven by the income impact of increased revenues partially offset by increased expenses associated with the openings of Horseshoe Baltimore and The Cromwell. In addition, expenses increased due to higher management fees from the opening of Horseshoe Baltimore and the management fees associated with the acquisition of the four casino properties in May 2014. Horseshoe Baltimore and The Cromwell generated an incremental $13 million in adjusted EBITDA in the quarter. Additionally, favorable hold year-over-year contributed an additional $3 million in adjusted EBITDA.

In January 2015, the New Orleans City Council passed a ban on smoking in local bars, restaurants and casinos in the city, which includes Harrah’s New Orleans. The smoking ban went into effect on April 22, 2015.

CIE

Net revenues for the first quarter of 2015 were $177 million, a 42.2% increase from the first quarter of 2014. Revenue growth was driven primarily by organic growth in the social and mobile games business and a full quarter of the Pacific Interactive acquisition from 2014.

Income from operations of $41 million was primarily driven by the income impact of increased revenues.
Balance Sheet and Other Items

Cash and Available Revolver Capacity
Each of the entities comprising Caesars Entertainment’s consolidated financial statements have separate debt agreements with restrictions on usage of the respective entity’s capital resources. CGP LLC is a variable interest entity that is consolidated by Caesars Entertainment, but is controlled by its sole voting member, Caesars Acquisition Company (“CAC”). CAC is a managing member of CGP LLC and therefore controls all decisions regarding liquidity and capital resources of CGP LLC. CEOC was deconsolidated effective January 15, 2015, and therefore, has not been included in the table below.

	March 31, 2015
(In millions)	CERP	CES	CGP LLC	Parent
Cash and cash equivalents	$212	$90	$845	$408
Revolver capacity	270	—	160	—
Revolver capacity drawn or committed to letters of credit	(145)	—	—	—
Total Liquidity	$337	$90	$1,005	$408
___________________

*	Not meaningful

(1)
Casino revenues, net revenues, income from operations, and income/(loss) from continuing operations, net of income taxes for all periods presented in the table above exclude the results of Harrah’s Tunica casino (closed in June 2014), CIE RMG BEL (closed in August 2014), and Showboat Atlantic City casino (closed in August 2014) because all of these are presented as discontinued operations.

(2)
Property EBITDA is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure later in this release. Property EBITDA is included because the Company’s management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.

(3)
Adjusted EBITDA is a non-GAAP financial measure that is defined and reconciled to its most comparable GAAP measure later in this release. Adjusted EBITDA is included because management believes that Adjusted EBITDA provides investors with additional information that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.

(4)	Includes CERP, CGP Casinos, CIE, and associated parent company and elimination adjustments that represent the CEC structure as of March 31, 2015, and for subsequent periods.

(5)	Includes eliminations of intercompany transactions and other consolidating adjustments

(6)	CGP Casinos is comprised of all subsidiaries of CGP LLC excluding CIE. Percentage calculations are based on unrounded dollars.

(7)	CIE is comprised of the subsidiaries that operate its social and mobile games business and WSOP. Percentage calculations are based on unrounded dollars.

(8)	Other includes parent, consolidating, and other adjustments to reconcile to consolidated CEC results.

(9)
CEOC results present the sales of The Cromwell, Bally’s Las Vegas, The LINQ Hotel & Casino, and Harrah’s New Orleans to CGP LLC in May 2014 as if they had occurred as of the earliest period presented, consistent with internal management presentation.

Conference Call Information
Caesars Entertainment Corporation (NASDAQ: CZR) will host a conference call at 1:30 p.m. Pacific Time Wednesday, May 6, 2015 to review its first quarter results. The call will be accessible in the Investor Relations section of www.caesars.com.
If you would like to ask questions and be an active participant in the call, you may dial 877-637-3723, or 832-412-1752 for international callers, and enter Conference ID 34757028 approximately 10 minutes before the call start time. A recording of the live call will be available on the Company’s website for 90 days after the event.
Supplemental materials have been posted on the Caesars Entertainment Investor Relations website at http://investor.caesars.com/financials.cfm.
About Caesars
Caesars Entertainment is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. CEC is mainly comprised of the following three entities: the majority owned operating subsidiary Caesars Entertainment Operating Company (“CEOC”) (which was deconsolidated effective January 15, 2015 due to its bankruptcy filing), wholly owned Caesars Entertainment Resort Properties (“CERP”), and Caesars Growth Partners, LLC (“CGP LLC”), in which we hold a variable economic interest. Since its beginning in Reno, Nevada, 77 years ago, CEC has grown through development of new resorts, expansions, and acquisitions, and its portfolio of subsidiaries now operate 49 casinos in 14 U.S. states and five countries. CERP and CGP LLC operate a total of 12 casinos. CEC’s resorts operate primarily under the Caesars®, Harrah’s®, and Horseshoe® brand names. CEC’s portfolio also includes the Caesars Entertainment UK (formerly London Clubs International) family of casinos.
CEC is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence, and technology leadership. CEC is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.
Forward Looking Information
This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. Further, these statements contain words such as “continue,” “focus,” “will,” “expect,” “believe,” or “position”, or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies, such as legal proceedings, the restructuring of CEOC, and future financial results of Caesars. These forward-looking statements are based on current expectations and projections about future events.
Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Caesars may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the outcome of currently pending or threatened litigation and demands for payment by certain creditors against CEC;

•	the effects of CEOC’s bankruptcy filing on CEOC and its subsidiaries and affiliates, including Caesars Entertainment, and the interest of various creditors, equity holders, and other constituents;

•	the ability to retain key employees during the restructuring of CEOC;

•
the event that the Restructuring Support Forbearance Agreement (“RSA”) may not be consummated in accordance with its terms, or persons not party to the RSA may successfully challenge the implementation thereof;

•	the length of time CEOC will operate in the Chapter 11 cases or CEOC’s ability to comply with the milestones provided by the RSA;

•	risks associated with third party motions in the Chapter 11 cases, which may hinder or delay CEOC’s ability to consummate the restructuring as contemplated by the RSA;

•	the potential adverse effects of Chapter 11 proceedings on Caesars Entertainment’s liquidity or results of operations;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•	the ability to realize the expense reductions from our cost savings programs;

•	the financial results of CGP LLC’s business;

•	the impact of our substantial indebtedness and the restrictions in our debt agreements;

•	access to available and reasonable financing on a timely basis, including the ability of the company to refinance its indebtedness on acceptable terms;

•	the ability of our customer tracking, customer loyalty, and yield management programs to continue to increase customer loyalty and same-store or hotel sales;

•
changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	our ability to recoup costs of capital investments through higher revenues;

•	abnormal gaming holds (“gaming hold” is the amount of money that is retained by the casino from wagers by customers);

•	the effects of competition, including locations of competitors, competition for new licenses, and operating and market competition;

•	the ability to timely and cost-effectively integrate companies that we acquire into our operations;

•	the potential difficulties in employee retention and recruitment as a result of our substantial indebtedness or any other factor;

•
construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•
litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, federal and state regulatory disciplinary actions, the outcome of the National Retirement Fund dispute, and fines and taxation;

•
acts of war or terrorist incidents, severe weather conditions, uprisings or natural disasters, including losses therefrom, losses in revenues and damage to property, and the impact of severe weather conditions on our ability to attract customers to certain of our facilities, such as the amount of losses and disruption to our company as a result of Hurricane Sandy in late October 2012;

•	the effects of environmental and structural building conditions relating to our properties;

•	access to insurance on reasonable terms for our assets; and

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans.
Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this release.

CAESARS ENTERTAINMENT CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In millions, except per share data)	Three Months Ended March 31,
	2015	2014
Revenues
Casino	$667	$1,308
Food and beverage	225	372
Rooms	222	308
Management fees	2	14
Other	282	252
Reimbursable management costs	12	62
Less: casino promotional allowances	(157)	(283)
Net revenues	1,253	2,033
Operating expenses
Direct
Casino	356	788
Food and beverage	103	158
Rooms	55	80
Property, general, administrative, and other	386	527
Reimbursable management costs	12	62
Depreciation and amortization	102	149
Write-downs, reserves, and project opening costs, net of recoveries	42	24
Impairment of intangible and tangible assets	—	33
Corporate expense	47	50
Acquisition and integration costs and other	6	11
Total operating expenses	1,109	1,882
Income from operations	144	151
Interest expense	(238)	(592)
Gain on deconsolidation of subsidiary and other	7,955	(1)
Income/(loss) from continuing operations before income taxes	7,861	(442)
Income tax benefit/(provision)	(192)	136
Income/(loss) from continuing operations, net of income taxes	7,669	(306)
Discontinued operations
Loss from discontinued operations	(7)	(96)
Income tax benefit	—	19
Loss from discontinued operations, net of income taxes	(7)	(77)
Net income/(loss)	7,662	(383)
Net income attributable to noncontrolling interests	(25)	(3)
Net income/(loss) attributable to Caesars	$7,637	$(386)

Earnings/(loss) per share - basic and diluted
Basic earnings/(loss) per share from continuing operations	$52.84	$(2.26)
Basic loss per share from discontinued operations	(0.05)	(0.56)
Basic earnings/(loss) per share	$52.79	$(2.82)

Diluted earnings/(loss) per share from continuing operations	$52.06	$(2.26)
Diluted loss per share from discontinued operations	(0.05)	(0.56)
Diluted earnings/(loss) per share	$52.01	$(2.82)

CAESARS ENTERTAINMENT CORPORATION
CONSOLIDATED CONDENSED SUMMARY BALANCE SHEETS
(UNAUDITED)
(In millions)

	March 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$1,555	$2,806
Restricted cash	49	76
Other current assets	419	791
Total current assets	2,023	3,673
Property and equipment, net	7,638	13,456
Goodwill and other intangible assets	2,302	5,516
Restricted cash	65	109
Other long-term assets	509	781
Total assets	$12,537	$23,535
Liabilities and Stockholders’ Equity/(Deficit)
Current liabilities
Current portion of long-term debt	$71	$15,779
Other current liabilities	1,064	2,501
Total current liabilities	1,135	18,280
Long-term debt	6,991	7,434
Other long-term liabilities	1,480	2,563
Total liabilities	9,606	28,277
Total Caesars stockholders’ equity/(deficit)	1,806	(4,997)
Noncontrolling interests	1,125	255
Total equity/(deficit)	2,931	(4,742)
Total liabilities and stockholders’ equity	$12,537	$23,535

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF PROPERTY EBITDA AND ADJUSTED EBITDA
Property earnings before interest, taxes, depreciation and amortization (“EBITDA”) is presented as a supplemental measure of the Company’s performance. Property EBITDA is defined as revenues less property operating expenses and is comprised of net income/(loss) before (i) interest expense, net of interest capitalized and interest income; (ii) (benefit)/provision for income tax; (iii) depreciation and amortization; (iv) corporate expenses; and (v) certain items that management does not consider indicative of the Company’s ongoing operating performance at an operating property level. In evaluating Property EBITDA, you should be aware that, in the future, the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The presentation of Property EBITDA should not be construed as an inference that future results will be unaffected by unusual or unexpected items.
Property EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income/(loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA may not be comparable to similarly titled measures reported by other companies within the industry. Property EBITDA is included because management uses Property EBITDA to measure performance and allocate resources and believes that Property EBITDA provides investors with additional information consistent with that used by management.
Adjusted EBITDA is defined as Property EBITDA further adjusted to exclude certain non-cash and other items required or permitted in calculating covenant compliance under the agreements governing CEOC, CERP, and CGP LLC’s secured credit facilities.
Adjusted EBITDA is presented as a supplemental measure of the Company’s performance and management believes that Adjusted EBITDA provides investors with additional information and allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.
Because not all companies use identical calculations, the presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The following tables reconcile net income/(loss) attributable to the companies presented to Property EBITDA and Adjusted EBITDA for the periods indicated. Amounts are presented on a legal entity basis consistent with agreements governing applicable secured credit facilities.
Property EBITDA

	Three Months Ended March 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014
CEOC	$31	$241	*
CERP	169	127	33.1%
CGP Casinos	82	71	15.5%
CIE	49	12	*
Other	10	(38)	85.1%
Total	$341	$413	(17.4)%
____________________

*	Not meaningful
Adjusted EBITDA

	Three Months Ended March 31,		Percent Favorable/ (Unfavorable)
(Dollars in millions)	2015	2014
CEOC	$34	$248	*
CERP	162	113	43.4%
CGP Casinos	85	71	19.7%
CIE	63	31	101.3%
Other	(9)	(40)	(77.5)%
Total	$335	$423	(20.8)%
____________________

*	Not meaningful

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET INCOME/(LOSS) ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA
Property earnings before interest, taxes, depreciation and amortization (“EBITDA”) is presented as a supplemental measure of the Company’s performance. Property EBITDA is defined as revenues less property operating expenses and is comprised of net income/(loss) before (i) interest expense, net of interest capitalized and interest income, (ii) (benefit)/provision for income taxes, (iii) depreciation and amortization, (iv) corporate expenses, and (v) certain items that the Company does not consider indicative of its ongoing operating performance at an operating property level. In evaluating Property EBITDA you should be aware that, in the future, the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The presentation of Property EBITDA should not be construed as an inference that future results will be unaffected by unusual or unexpected items.
Property EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income/(loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA may not be comparable to similarly titled measures reported by other companies within the industry. Property EBITDA is included because management uses Property EBITDA to measure performance and allocate resources, and believes that Property EBITDA provides investors with additional information consistent with that used by management.
Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash and other items required or permitted in calculating covenant compliance under the indenture governing CEOC’s secured credit facilities.
Adjusted EBITDA is presented as a supplemental measure of the Company’s performance and management believes that Adjusted EBITDA provides investors with additional information and allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the Company.
Because not all companies use identical calculations, the presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.
The following tables reconcile net income/(loss) attributable to the companies presented to Property EBITDA and Adjusted EBITDA for the periods indicated.

CAESARS ENTERTAINMENT CORPORATION
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA

	Three Months Ended March 31, 2015						Three Months Ended March 31, 2014
(In millions)	CEOC (i)	CERP (j)	CGP Casinos (k)	CIE	Other (l)	CEC	CEOC (i)	CERP (j)	CGP Casinos (k)	CIE	Other (l)	CEC
Net income/(loss) attributable to company	$(85)	$3	$121	$23	$7,575	$7,637	$(440)	$(7)	$(9)	$2	$68	$(386)
Net income/(loss) attributable to noncontrolling interests	—	—	(4)	4	25	25	2	—	(7)	—	8	3
Net income/(loss)	(85)	3	117	27	7,600	7,662	(438)	(7)	(16)	2	76	(383)
Net (income)/loss from discontinued operations	7	—	—	—	—	7	72	—	—	1	4	77
Net (income)/loss from continuing operations	(78)	3	117	27	7,600	7,669	(366)	(7)	(16)	3	80	(306)
Income tax (benefit)/provision	—	2	—	12	178	192	(85)	(24)	7	2	(36)	(136)
Income/(loss) from continuing operations before income taxes	(78)	5	117	39	7,778	7,861	(451)	(31)	(9)	5	44	(442)
Gain on deconsolidation of subsidiary	—	—	—	—	(7,955)	(7,955)	—	—	—	—	—	—
Other (gains)/losses (a)	—	—	1	—	(1)	—	(1)	—	(49)	—	51	1
Interest expense	87	101	46	2	2	238	536	91	17	—	(52)	592
Income/(loss) from operations	9	106	164	41	(176)	144	84	60	(41)	5	43	151
Depreciation and amortization	11	49	33	8	1	102	102	50	22	6	(31)	149
Impairment of intangible and tangible assets (b)	—	—	—	—	—	—	12	—	—	—	21	33
Write-downs, reserves, and project opening costs, net of recoveries(c)	1	2	3	—	36	42	12	3	14	—	(5)	24
Acquisition and integration costs and other (d)	3	—	(118)	—	121	6	10	—	76	1	(76)	11
Corporate expense	7	12	—	—	28	47	35	14	—	—	1	50
Impact of consolidating The LINQ and Octavius Tower (e)	—	—	—	—	—	—	(10)	—	—	—	10	—
EBITDA attributable to discontinued operations	—	—	—	—	—	—	(4)	—	—	—	(1)	(5)
Property EBITDA	31	169	82	49	10	341	241	127	71	12	(38)	413
Corporate expense	(7)	(12)	—	—	(28)	(47)	(35)	(14)	—	—	(1)	(50)
Stock-based compensation expense (f)	1	3	1	13	8	26	8	—	—	18	—	26
Adjustments to include 100% of Baluma S.A.’s adjusted EBITDA (g)	3	—	—	—	—	3	21	—	—	—	—	21
Depreciation in corporate expense	2	—	—	—	—	2	8	—	—	—	—	8
Other items(h)	4	2	2	1	1	10	5	—	—	1	(1)	5
Adjusted EBITDA, Legal Entity	34	162	85	63	(9)	335	248	113	71	31	(40)	423
Impact of property transactions	—	—	—	—	—	—	(45)	—	—	—	45	—
Adjusted EBITDA, Reportable Segments	$34	$162	$85	$63	$(9)	$335	$203	$113	$71	$31	$5	$423

CAESARS ENTERTAINMENT CORPORATION
NOTES TO SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO CAESARS ENTERTAINMENT CORPORATION
TO PROPERTY EBITDA AND ADJUSTED EBITDA
___________________

(a)
Amounts represent the difference between the fair value of consideration paid and the book value, net of deferred financing costs, of debt retired through debt extinguishment transactions, which are capital structure-related, rather than operational-type costs.

(b)	Amounts represent non-cash charges to impair intangible and tangible assets primarily resulting from changes in the business outlook in light of competitive conditions.

(c)
Amounts primarily represent pre-opening costs incurred in connection with new property openings and expansion projects at existing properties, as well as any non-cash write-offs of abandoned development projects.

(d)	Amounts include certain costs associated with acquisition and development activities and reorganization activities, which are infrequently occurring costs.

(e)
Amounts represent the EBITDA of The LINQ and Octavius Tower as consolidated in CEOC. Because The LINQ and Octavius Tower are not legally owned by CEOC the related EBITDA impact is removed from Property EBITDA and Adjusted EBITDA measures.

(f)	Amounts represent stock-based compensation expense related to shares, stock options, and restricted stock granted to the Company’s employees.

(g)
Amounts represent adjustments to include 100% of Baluma S.A. (Conrad Punta del Este) adjusted EBITDA as permitted under the indentures governing CEOC’s existing notes and the credit agreement governing CEOC’s senior secured credit facilities.

(h)
Amounts represent add-backs and deductions from EBITDA, whether permitted and/or required under the indentures governing CEOC’s existing notes and the credit agreement governing CEOC’s senior secured credit facilities, but not separately identified. Such add-backs and deductions include litigation awards and settlements, severance and relocation costs, sign-on and retention bonuses, permit remediation costs, gains and losses from disposals of assets, costs incurred in connection with implementing the Company’s efficiency and cost-saving programs, business optimization expenses, the Company’s insurance policy deductibles incurred as a result of catastrophic events such as floods and hurricanes, one time sales tax assessments and accruals, project start-up costs, and non-cash equity in earnings of non-consolidated affiliates (net of distributions).

(i)
Amounts include the results and adjustments of CEOC on a consolidated basis without the exclusion of CEOC’s unrestricted subsidiaries, and therefore, are different than the calculations used to determine compliance with debt covenants under the credit facility.

(j)	Amounts include the results and adjustments of CERP on a stand-alone basis.

(k)	Amounts include the results and adjustments attributable to CGP LLC on a stand-alone basis.

(l)	Amounts include consolidating adjustments, eliminating adjustments and other adjustments to reconcile to consolidated CEC Property EBITDA and Adjusted EBITDA.